Exhibit 10.24.2

Amendment to the
Binding Term Sheet regarding the acquisition of
75% of the share capital of Altrazeal Trading GmbH

This Amendment (the "Amendment") is entered into as of July 13, 2015 (the "Amendment Effective Date") by and between Uluru Inc., with a principal place of business 4452 Beltway Drive, Addison, TX 75001, United States of America ("Uluru"), and IPMD GmbH, an Austrian limited company with a principal place of business at Schreyvogelgasse 3/5, 1010 Vienna, Austria ("IPMD") (Uluru and IPMD arc sometimes referred to herein individually as a "Party," and col1ectively as the "Parties").

WHEREAS, the Parties entered into that certain Binding Term Sheet dated as of May 12, 2015 (the "Term Sheet"); and

WHEREAS, the Parties wish to amend the article "Deferred Payment Plan" as well as the article "Miscellaneous" as set forth in the Term Sheet.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, Uluru and IPMD agree as fol1ows:

1.           Deferred Payment Plan in the Term Sheet is amended as follows:
1st and 2nd Installment will be due and payable in shares or in cash on closing of the transaction. For payments in shares the June 30, 2015 closing price of the shares plus 10% will be used for the calculation.

2.           Miscellaneous in the Term Sheet is amended as fol1ows:
By signing of this Term Sheet the parties hereto confirm their will and authority to execute this Term Sheet on the terms herein and confirm that they will enter into a formal sale and purchase agreement within 180 days. This Term Sheet is legally binding on all parties and shall be governed by Austrian law.

3.           Effect of Amendment. This Amendment amends the Term Sheet only to the extent expressly set forth herein. The Parties agree that all other terms and conditions contained in the Term Sheet shall remain in full force and effect. All terms not defined otherwise in this Amendment shall have the meaning ascribed to them in the Term Sheet. If any term or provision of the Term Sheet is contradictory to, or inconsistent with, any term or provision of this Amendment. then the terms and provisions of this Amendment shall in all events control and such contradictory or inconsistent term or provision of the Term Sheet shall be deemed null and void for purposes of this Amendment.

4.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. An executed counterpart transmitted by facsimile or PDF shall be deemed acceptable as an original.

ACCEPTED AND AGREED TO

ULURU INC.	IPMD GmbH
/s/ Kerry P. Gray	/s/ Helmut Kerschbaumer
Kerry P. Gray CEO & President	Managing Director